EXHIBIT 99.1
January 4, 2007 — KITTY HAWK EXPECTS STRONG FOURTH QUARTER FINANCIAL RESULTS
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KITTY HAWK EXPECTS STRONG FOURTH QUARTER FINANCIAL RESULTS
Company Successfully Completes Management of USPS Holiday Network
Fourth Quarter Revenue Expected to Set Recent Record
Solid Fourth Quarter Profitability Forecasted
DALLAS, January 4, 2006 — Kitty Hawk, Inc. (AMEX:KHK) today reported that its wholly owned subsidiaries, Kitty Hawk Cargo, Inc. and Kitty Hawk Aircargo, Inc., have successfully completed their contracts with the United States Postal Service (“USPS”). As a result of the successful completion of the USPS contracts, as well as improved financial performance of the Company’s expedited ground freight operations, Kitty Hawk expects to report its highest quarterly revenue since the Company began trading on the American Stock Exchange as well as solid profitability for the fourth quarter. The Company expects to report its fourth quarter and full year 2006 results in mid-March.
“The total revenue generated by Kitty Hawk as a result of this past year’s C-NET operations has made the USPS our largest single customer for 2006,” said Robert W. Zoller, President & CEO of Kitty Hawk, Inc. “Coupled with our acquisition and integration of Air Container Transport, Inc. in late June of 2006, the growth of Kitty Hawk’s expedited air and ground network will result in expected 2006 fourth quarter revenue in excess of $80 million. For the year, revenue is expected to exceed $220 million, an increase of more than 41% over the $156 million in revenues recorded for 2005.
“We expect to be solidly profitable in the fourth quarter and currently expect that fourth quarter cash generation from operations, combined with existing debt financing, will be sufficient, based on current business conditions and outlook, to fund the execution of the Company’s 2007 operating plan. Our fourth quarter financial performance has allowed us to fully repay all the cash borrowings from our revolving line of credit at year end,” Mr. Zoller added.
Under the USPS contracts, Kitty Hawk managed a daytime multi-modal air and ground network for the holiday season mail from November 28 through December 24 through its hub in Ft. Wayne, Indiana (“C-NET”) as well as provided its own aircraft in support of C-NET in addition to its scheduled overnight air and expedited ground networks. The daytime network operated from approximately 21 cities across the nation with a majority of the operation transiting through Kitty Hawk’s state of the art 240,000 sq ft Fort Wayne, Indiana hub and sort facility. Kitty Hawk successfully managed more than 5,000 truck departures, 1,500 aircraft flights, 4,500 cargo containers and approximately seven (7) million cubic feet of aircraft capacity to meet the USPS’ holiday shipping requirements.
“This year’s C-NET was a significantly larger undertaking compared to recent years and encompassed multi-modal air and ground operations,” continued Mr. Zoller. “Kitty Hawk team members, the State of Indiana, the community of Fort Wayne, Indiana, our industry partner-contractors and USPS staff in many instances went above and beyond the call of duty to ensure the successful operation of this year’s C-NET. It is with enormous pride that we thank all of them and especially our team members and their families for their dedication, commitment and extra effort during the operation of the 2006 C-NET,” Mr. Zoller concluded.

About Kitty Hawk, Inc.
www.kittyhawkcompanies.com
As a recognized leader in customer service, Kitty Hawk is the premier provider of guaranteed, mission-critical, time-definite overnight air, second-morning air and time-definite expedited ground freight transportation to major business centers, international freight gateways and surrounding communities throughout North America, including, Alaska, Hawaii, Toronto, Canada, and San Juan, Puerto Rico. Kitty Hawk’s scheduled freight network and award-winning, guaranteed overnight time-definite air or expedited ground products are ideal for heavy-weight (over 150 lbs.), high-value or high-security, special goods with unique dimension, perishable, animal and/or other shipments requiring special handling.
With more than 30 years experience in the aviation and air freight industries, Kitty Hawk plays a key connecting role in the global supply chain. Kitty Hawk serves the logistics needs of more than 550 freight forwarders, integrated carriers, domestic and international airlines and logistics companies with its extensive integrated air and ground network, fleet of Boeing 737-300SF and 727-200 cargo aircraft, as well as a 240,000 square-foot cargo warehouse, U.S. Customs clearance and sort facility at its Fort Wayne, Indiana hub.
In 2005, Kitty Hawk became the North American launch customer for the fuel-efficient and environmentally-friendly Boeing 737-300SF cargo aircraft. In late 2005, Kitty Hawk launched its new coast-to-coast and border-to-border expedited ground network reaching key business centers throughout the US, Canada and Mexico. In early 2006, to manage the growing demand for its high customer service ground freight product Kitty Hawk formed Kitty Hawk Ground, Inc. In June 2006, Kitty Hawk Ground acquired and began integrating the majority of the assets of 20-year old Air Container Transport (ACT), the dominant expedited airport-to-airport freight trucking company operating from Southwestern Canada to San Diego as well as additional cities as far east as Texas and Illinois.
Statement under the Private Securities Litigation Reform Act:
This report may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial and operating performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “intends,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause actual results to differ from expectations are: economic conditions; the impact of high fuel prices; our inability to successfully implement and operate our expanded scheduled airport-to-airport expedited ground freight network; our inability to successfully operate and integrate the Air Container Transport operation and to retain their customers; failure of key suppliers and vendors to perform; our inability to attract sufficient customers at economical prices for our expanded ground network; unforeseen increases in liquidity and working capital requirements related to our expanded ground network; potential competitive responses from other operators of nationwide airport-to-airport ground freight networks; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; the Company’s significant lease obligations and indebtedness; the competitive environment and other trends in the Company’s industry; changes in laws and regulations; changes in the Company’s operating costs including fuel; changes in the Company’s business plans; interest rates and the availability of financing; limitations upon financial and operating flexibility due to the terms of our credit facility; liability and other claims asserted against the Company; labor disputes; the Company’s ability to attract and retain qualified personnel; and inflation. For a discussion of these and other risk factors, see the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. The Company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the Company’s business or events described in any forward-looking statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.